NEWS RELEASE
Cornerstone Building Brands Reports
Third Quarter 2019 Results

CARY, NC, November 6, 2019 - Cornerstone Building Brands, Inc. (NYSE: CNR) (the “Company”), the largest manufacturer of exterior building products in North America, today reported financial results for the quarter ended September 28, 2019.
Financial and Operational Highlights for the Third Quarter:
•Net sales of $1,285.0 million
•Gross profit of $309.8 million, or 24.1% of net sales
•Net income of $25.2 million with basic and diluted earnings per share of $0.20
•Adjusted EBITDA of $180.8 million, or 14.1% of net sales
•Net debt leverage reduction from 6.2x to 5.9x in the quarter
Strategic Highlights for the Third Quarter:
•Realized 240 basis point expansion in gross profit margin to 24.1% compared to 21.7% in the pro forma prior year period
•Achieved the expected merger synergies and cost initiatives during the quarter bringing the 2019 year-to-date total to $72.0 million of realized savings
Commenting on the Company’s third quarter performance, Cornerstone Building Brands’ Chairman and Chief Executive Officer, James S. Metcalf said, “During the third quarter, our operational initiatives including procurement, continuous improvement, cost initiatives and merger savings drove significant margin expansion across our windows, siding and commercial businesses, despite lower year-over-year market volumes. With a concentration on pricing discipline and cost management, we were able to successfully deliver a strong quarter at the upper end of our Adjusted EBITDA guidance range.”
“We also generated $97.7 million in operating cash flows for the quarter, which allowed the Company to pay down a net $50.0 million on our ABL facility. By de-levering and strengthening the balance sheet, the improvements actioned and delivered by our cost savings programs are exceeding expectations. Operationally, we remain focused on providing a premier level of quality and service with a broad suite of building products solutions to all our customers,” Mr. Metcalf concluded.
Third Quarter 2019 Results
In December 2018, the Company announced a change to its fiscal year end from a 52/53 week year ending in October to a four-four-five week calendar year end reporting structure. As a result of this change and the merger with Ply Gem, which was completed on November 16, 2018 (the “Ply Gem Merger”), the financial results for the third quarter 2019 are not directly comparable to the third quarter of fiscal year 2018.
Consolidated net sales in the three months ended September 28, 2019 were $1,285.0 million, compared to $548.5 million in the three months ended July 29, 2018. The year-over-year improvement was primarily driven by the additional net sales from Ply Gem and Environmental StoneWorks (“ESW”), which was acquired on February 20, 2019.
Gross profit was $309.8 million in the three months ended September 28, 2019, compared to $133.4 million in the three months ended July 29, 2018. Gross profit margins were 24.1% in the three months ended September 28, 2019, compared to 24.3% in the three months ended July 29, 2018.
Selling, general and administrative (“SG&A”) expenses were $154.0 million in the three months ended September 28, 2019 compared to $79.0 million in the three months ended July 29, 2018. The increase in SG&A expense reflects the additions of Ply Gem and ESW. As a percentage of net sales, SG&A expenses were 12.0% in the three months ended September 28, 2019 compared to 14.4% in the three months ended July 29, 2018.

Operating income in the three months ended September 28, 2019 was $95.6 million, compared to operating income of $54.5 million in the three months ended July 29, 2018. Operating income in the 2019 period reflects the additions of Ply Gem and ESW in the three months ended September 28, 2019 offset by $42.3 million in increased amortization expense associated with the intangibles from the Ply Gem Merger and the ESW acquisition, $10.5 million of additional strategic development and acquisition related costs, and $5.0 million of additional restructuring and impairment charges. Adjusted Operating Income, a non-GAAP financial measure which excludes certain items, was $112.9 million in three months ended September 28, 2019, compared to $52.0 million in the three months ended July 29, 2018.
Net income applicable to common shares in the three months ended September 28, 2019 was $24.8 million, or $0.20 per diluted common share, compared to $35.8 million, or $0.54 per diluted common share in the three months ended July 29, 2018. Net income was impacted by the special items mentioned above for operating income, partially offset by the $4.8 million tax effect associated with these items. Excluding the impact of these special items, Adjusted Net Income, a non-GAAP measure, was $38.0 million, or $0.30 per diluted common share in the three months ended September 28, 2019, compared to $34.1 million, or $0.51 per diluted common share, in the three months ended July 29, 2018.
Adjusted EBITDA, a non-GAAP financial measure, defined in accordance with the Company's credit agreement as earnings before interest, taxes, depreciation and amortization, and certain other cash and non-cash items, was $180.8 million in the three months ended September 28, 2019, compared to $63.5 million in the three months ended July 29, 2018. Please see the reconciliations of Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA to the nearest financial measures prepared in accordance with GAAP in the accompanying financial tables.
Cash and cash equivalents as of September 28, 2019 were $105.2 million. As of September 28, 2019, the Company had $170.0 million drawn on its $611.0 million asset-based lending (“ABL”) facility reflecting $50.0 million in net payments made during the three months ended September 28, 2019.
Third Quarter 2019 Segment Performance
Net sales in the Windows segment were $504.3 million during the three months ended September 28, 2019, which included $108.8 million attributable to Silver Line. Ply Gem’s acquisition of a portfolio of products sold under the Silver Line and American Craftsman brands, certain manufacturing plants and associated distribution and support services was completed on October 14, 2018. Gross profit in the three months ended September 28, 2019 was $98.3 million. As a percent of net sales, the Windows segment’s gross profit was 19.5%. Operating income was $34.4 million in the three months ended September 28, 2019.
The Siding segment generated $315.8 million in net sales during the three months ended September 28, 2019, which included $45.4 million from ESW. Gross profit in the three months ended September 28, 2019 was $90.6 million and 28.7% as a percent of net sales. Operating income was $37.1 million in the three months ended September 28, 2019.
Net sales in the Commercial segment were $464.9 million in the three months ended September 28, 2019 compared to $548.5 million in the three months ended July 29, 2018. The year-over-year decrease was primarily a result of lower industry volumes. Gross profit was $120.9 million in the three months ended September 28, 2019, compared to $133.4 million in the three months ended July 29, 2018. As a percent of net sales, gross profit was 26.0%, an increase of 170 basis points, compared to 24.3% in the three months ended July 29, 2018. The increase was driven by pricing discipline combined with benefits from cost reduction initiatives and merger synergies. Operating income was $59.3 million during the three months ended September 28, 2019, compared to $80.0 million in the three months ended July 29, 2018. Operating income in the current three months ended September 28, 2019 was impacted by a change to the allocation of costs that had previously been in Corporate to the Commercial segment.
Guidance
The Company’s key economic indicators are tracking toward low growth in the residential new construction and repair & remodel markets and a moderate contraction in the commercial construction markets. Based on these market indicators and the synergies and cost initiatives, the Company expects Adjusted EBITDA to be in the range of $135 to $150 million for the fourth quarter of fiscal 2019.
The Company has provided additional detailed financial guidance in the quarterly investor presentation that can be found at www.cornerstonebuildingbrands.com under the “Investors” section.

Conference Call Information
The Company’s third quarter fiscal 2019 conference call is scheduled for Wednesday, November 6, 2019 at 9:00am ET. Please dial 1-412-902-0003 or 1-877-407-0672 (toll-free) to participate in the call. To listen to a live broadcast of the call over the Internet or to review the archived call, please visit the Company's website at www.cornerstonebuildingbrands.com. To access the taped telephone replay, please dial 1-201-612-7415 or 1-877-660-6853 (toll-free) and the passcode of 13695073# when prompted. The taped replay will be available two hours after the call through November 20, 2019. A replay of the webcast will be available on the Company’s website under the Event Calendar, Calls & Webcast section of the Investor Relations page of the website for approximately 90 days.
About Cornerstone Building Brands
Cornerstone Building Brands is the largest manufacturer of exterior building products in North America. Headquartered in Cary, North Carolina, the organization serves residential and commercial customers across new construction and the repair & remodel markets. As the #1 manufacturer of windows, vinyl siding, insulated metal panels, metal roofing and wall systems and metal accessories, Cornerstone Building Brands combines a comprehensive portfolio of products with an expansive national footprint that includes more than 22,000 employees at manufacturing, distribution and office locations throughout North America. For more information, visit us at www.cornerstonebuildingbrands.com.
Contact:
K. Darcey Matthews
Vice President, Investor Relations
281-897-7785

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate," “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast” and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts, and estimates and, therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual performance to differ materially from that projected in such statements. Such forward-looking statements may include, but are not limited to, statements concerning our market commentary and performance expectations, including our expectations with respect to the Company’s estimated cost savings initiatives following the Ply Gem Merger. Among the factors that could cause actual results to differ materially include, but are not limited to, risks and uncertainties relating to industry cyclicality and seasonality and adverse weather conditions; challenging economic conditions affecting the nonresidential construction industry; downturns in the residential new construction and repair and remodeling end markets, or the economy or the availability of consumer credit; volatility in the United States (“U.S.”) economy and abroad, generally, and in the credit markets; inability to successfully develop new products or improve existing products; the effects of manufacturing or assembly realignments; changes in laws or regulations; the effects of certain external domestic or international factors that we may not be able to control, including war, civil conflict, terrorism, natural disasters and public health issues; our ability to obtain financing on acceptable terms; recognition of goodwill or other asset impairment charges; commodity price volatility and/or limited availability of raw materials, including steel, PVC resin and aluminum; retention and replacement of key personnel; increases in union organizing activity and work stoppages at our facilities or the facilities of our suppliers; our ability to employ, train and retain qualified personnel at a competitive cost; enforcement and obsolescence of our intellectual property rights; changes in foreign currency exchange rates; costs and liabilities related to compliance with environmental laws and environmental clean-ups; changes in building codes and standards; potential product liability claims, including class action claims and warranties, relating to products we manufacture; competitive activity and pricing pressure in our industry; the credit risk of our customers; the dependence on a core group of significant customers in our Windows and Siding segments; operational problems or disruptions at any of our facilities, including natural disasters; volatility of the Company’s stock price; our ability to make strategic acquisitions accretive to earnings; to fully realize expected cost savings and synergies, including those identified as a result of the Ply Gem Merger; significant changes in factors and assumptions used to measure certain of Ply Gem Parent LLC’s defined benefit plan obligations and the effect of actual investment returns on pension assets; volatility in transportation, energy and freight prices; the adoption of climate change legislation; limitations on our net operating losses, interest deductibility and payments under the tax receivable agreement; breaches of our information system security measures; damage to our major information management systems; necessary maintenance or replacements to our enterprise resource planning technologies; potential personal injury, property damage or product liability claims or other types of litigation; compliance with certain laws related to our international business operations; the effect of tariffs on steel and other imports; the cost and difficulty associated with integrating and combining acquired businesses; potential write-downs or write-offs, restructuring and impairment or other charges required in connection with the Ply Gem merger; potential claims arising from the operations of our various businesses arising from periods prior to the dates they were acquired; substantial governance and other rights held by our sponsor investors; the effect on our common stock price caused by transactions engaged in by our sponsor investors, our directors or executives; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; the effect of increased interest rates on our ability to service our debt and downgrades of our credit ratings. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018, our Transition Report on Form 10-QT for the transition period from October 29, 2018 to December 31, 2018 and other risks described in documents subsequently filed by the Company from time to time with the SEC, which identify other important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in the forward-looking statements. The Company expressly disclaims any obligation to release publicly any updates or revisions to these forward-looking statements, whether as a result of new information, future events, or otherwise.

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	July 29, 2018	September 28, 2019	July 29, 2018
Net sales	$1,285,043	$548,525	$3,645,332	$1,426,943
Cost of sales	975,240	415,124	2,844,949	1,097,542
Gross profit	309,803	133,401	800,383	329,401
	24.1%	24.3%	22.0%	23.1%

Selling, general and administrative expenses	154,034	79,039	466,368	228,231
Intangible asset amortization	44,725	2,412	132,699	7,237
Restructuring and impairment charges, net	4,984	(439)	15,522	1,143
Strategic development and acquisition related costs	10,500	3,642	36,668	5,503
Loss (gain) on disposition of business	—	(1,013)	—	5,673
Gain on insurance recovery	—	(4,741)	—	(4,741)
Income from operations	95,560	54,501	149,126	86,355
Interest income	155	48	491	118
Interest expense	(56,549)	(4,572)	(173,134)	(16,913)
Foreign exchange gain (loss)	(616)	(258)	1,084	(92)
Loss on extinguishment of debt	—	—	—	(21,875)
Other income, net	717	345	665	1,072
Income (loss) before income taxes	39,267	50,064	(21,768)	48,665
Provision (benefit) for income taxes	14,103	14,078	(4,448)	13,114
	35.9%	28.1%	20.4%	26.9%

Net income (loss)	25,164	35,986	(17,320)	35,551
Net income allocated to participating securities	(374)	(221)	—	(248)
Net income (loss) applicable to common shares	$24,790	$35,765	$(17,320)	$35,303

Income (loss) per common share:
Basic	$0.20	$0.54	$(0.14)	$0.53
Diluted	$0.20	$0.54	$(0.14)	$0.53

Weighted average number of common shares outstanding:
Basic	125,557	66,335	125,526	66,361
Diluted	125,558	66,438	125,526	66,477

Increase in net sales	134.3%	16.9%	155.5%	11.3%

Selling, general and administrative expenses percentage of net sales	12.0%	14.4%	12.8%	16.0%

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 28, 2019	October 28, 2018
ASSETS
Current assets:
Cash and cash equivalents	$105,244	$54,272
Restricted cash	3,872	245
Accounts receivable, net	594,681	233,297
Inventories, net	467,916	254,531
Income taxes receivable	27,641	1,012
Investments in debt and equity securities, at market	3,569	5,285
Prepaid expenses and other	74,882	34,821
Assets held for sale	5,018	7,272
Total current assets	1,282,823	590,735

Property, plant and equipment, net	643,844	236,240
Lease right-of-use assets	308,256	—
Goodwill	1,677,929	148,291
Intangible assets, net	1,784,937	127,529
Deferred income taxes	—	982
Other assets, net	10,667	6,598
Total assets	$5,708,456	$1,110,375

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$25,600	$4,150
Note payable	—	497
Payable pursuant to a tax receivable agreement	24,760	—
Accounts payable	235,247	170,663
Accrued compensation and benefits	84,951	65,136
Accrued interest	31,996	1,684
Accrued income taxes	18,137	11,685
Current portion of lease liabilities	68,993	—
Other accrued expenses	254,833	81,884
Total current liabilities	744,517	335,699

Long-term debt	3,267,646	403,076
Deferred income taxes	244,062	2,250
Long-term lease liabilities	243,624	—
Other long-term liabilities	280,722	39,085
Total long-term liabilities	4,036,054	444,411

Common stock	1,257	663
Additional paid-in capital	1,247,026	523,788
Accumulated deficit	(283,159)	(186,291)
Accumulated other comprehensive loss, net	(36,139)	(6,708)
Treasury stock, at cost	(1,100)	(1,187)
Total stockholders’ equity	927,885	330,265

Total liabilities and stockholders’ equity	$5,708,456	$1,110,375

CORNERSTONE BUILDING BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 28, 2019	July 29, 2018
Cash flows from operating activities:
Net income (loss)	$(17,320)	$35,551
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	191,485	30,974
Non-cash interest expense	6,233	1,140
Loss on extinguishment of debt	—	21,875
Share-based compensation expense	10,613	8,909
Loss on disposition of business, net	—	5,092
Gain on insurance recovery	—	(4,741)
Non-cash fair value premium on purchased inventory	16,249	—
Gains on asset sales, net	(335)	(875)
Provision for doubtful accounts	(492)	(177)
Deferred income taxes	(45,192)	(1,676)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	(138,329)	(13,512)
Inventories	63,327	(64,882)
Income taxes	1,256	2,446
Prepaid expenses and other	(4,374)	(3,686)
Accounts payable	8,486	34,567
Accrued expenses	(21,005)	6,088
Other, net	(2,783)	(185)
Net cash provided by operating activities	67,819	56,908
Cash flows from investing activities:
Acquisitions, net of cash acquired	(179,184)	—
Capital expenditures	(86,364)	(34,867)
Proceeds from sale of property, plant and equipment	873	6,338
Business disposition, net	—	(1,426)
Proceeds from insurance	—	4,741
Net cash used in investing activities	(264,675)	(25,214)
Cash flows from financing activities:
Proceeds from stock options exercised	—	1,279
Proceeds from ABL facility	290,000	85,000
Payments on ABL facility	(120,000)	(85,000)
Proceeds from term loan	—	415,000
Payments on term loan	(12,810)	(145,184)
Payments on senior notes	—	(265,470)
Payments on note payable	—	(1,245)
Payments of financing costs	—	(6,521)
Payments related to tax withholding for share-based compensation	(231)	(5,048)
Purchases of treasury stock	—	(46,705)
Net cash provided by (used in) financing activities	156,959	(53,894)
Effect of exchange rate changes on cash and cash equivalents	1,406	(92)
Net decrease in cash, cash equivalents and restricted cash	(38,491)	(22,292)
Cash, cash equivalents and restricted cash at beginning of period	147,607	65,794
Cash, cash equivalents and restricted cash at end of period	$109,116	$43,502

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
ADJUSTED NET INCOME PER DILUTED COMMON SHARE AND
NET INCOME (LOSS) COMPARISON
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	July 29, 2018	September 28, 2019	July 29, 2018
Net income (loss) per diluted common share, GAAP basis	$0.20	$0.54	$(0.14)	$0.53
Restructuring and impairment charges, net	0.04	(0.01)	0.12	0.01
Strategic development and acquisition related costs	0.08	0.06	0.29	0.08
Loss (gain) on disposition of business	—	(0.02)	—	0.09
Loss on extinguishment of debt	—	—	—	0.33
Acceleration of CEO retirement benefits	—	—	—	0.07
Gain on insurance recovery	—	(0.07)	—	(0.07)
Non cash loss (gain) on foreign currency transactions	—	—	(0.01)	—
Non cash charge of purchase price allocated to inventories	—	—	0.13	—
Customer inventory buybacks	—	—	—	—
Other, net	0.01	—	0.03	—
Tax effect of applicable non-GAAP adjustments(1)	(0.04)	0.01	(0.15)	(0.14)
Adjusted net income per diluted common share(2)	$0.30	$0.51	$0.28	$0.90

	Three Months Ended		Nine Months Ended
	September 28, 2019	July 29, 2018	September 28, 2019	July 29, 2018
Net income (loss) applicable to common shares, GAAP basis	$24,790	$35,765	$(17,320)	$35,303
Restructuring and impairment charges, net	4,984	(439)	15,522	1,143
Strategic development and acquisition related costs	10,500	3,642	36,668	5,503
Loss (gain) on disposition of business	—	(1,013)	—	5,673
Loss on extinguishment of debt	—	—	—	21,875
Acceleration of CEO retirement benefits	—	—	—	4,600
Gain on insurance recovery	—	(4,741)	—	(4,741)
Non cash loss (gain) on foreign currency transactions	616	258	(1,084)	92
Non cash charge of purchase price allocated to inventories	—	—	16,249	—
Customer inventory buybacks	159	—	576	—
Other, net	1,699	—	3,780	(323)
Tax effect of applicable non-GAAP adjustments(1)	(4,795)	626	(19,147)	(9,322)
Adjusted net income applicable to common shares(2)	$37,953	$34,098	$35,244	$59,803

(1)The Company calculated the tax effect of non-GAAP adjustments by applying the applicable federal and state statutory tax rate for the period to each applicable non-GAAP item.
(2)The Company discloses a tabular comparison of Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares, which are non-GAAP measures, because they are referred to in the text of our press releases and are instrumental in comparing the results from period to period. Adjusted net income (loss) per diluted common share and Adjusted net income (loss) applicable to common shares should not be considered in isolation or as a substitute for net income (loss) per diluted common share and net income (loss) applicable to common shares as reported on the face of our consolidated statements of operations.

Certain amounts in this release have been subject to rounding adjustments. Accordingly, amounts shown as totals may not be the arithmetic aggregation of the individual amounts that comprise or precede them.

CORNERSTONE BUILDING BRANDS, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	July 29, 2018	September 28, 2019	July 29, 2018
Operating income, GAAP	$95,560	$54,501	$149,126	$86,355
Restructuring and impairment charges, net	4,984	(439)	15,522	1,143
Strategic development and acquisition related costs	10,500	3,642	36,668	5,503
Loss (gain) on disposition of business	—	(1,013)	—	5,673
Acceleration of CEO retirement benefits	—	—	—	4,600
Gain on insurance recovery	—	(4,741)	—	(4,741)
Non cash charge of purchase price allocated to inventories	—	—	16,249	—
Customer inventory buybacks	159	—	576	—
Other, net	1,699	—	3,780	—
Adjusted operating income	112,902	51,950	221,921	98,533

Other income, net	717	345	665	1,072
Depreciation and amortization	64,009	10,174	191,485	30,974
Share-based compensation expense	3,134	1,041	10,613	5,309
Adjusted EBITDA	$180,762	$63,510	$424,684	$135,888

CORNERSTONE BUILDING BRANDS, INC.
BUSINESS SEGMENTS
(In thousands)
(Unaudited)

	Three Months Ended
	September 28, 2019		July 29, 2018
		% of Net Sales		% of Net Sales	% Change
Net Sales
Commercial	$464,906	36.2%	$548,525	100.0%	(15.2)%
Siding	315,799	24.6%	—	—%	100.0%
Windows	504,338	39.2%	—	—%	100.0%
Total net sales	$1,285,043	100.0%	$548,525	100.0%	134.3%

Gross Profit
Commercial	$120,876	26.0%	$133,401	24.3%	(9.4)%
Siding	90,608	28.7%	—	—%	100.0%
Windows	98,319	19.5%	—	—%	100.0%
Total gross profit	$309,803	24.1%	$133,401	24.3%	132.2%

Operating Income (Loss)
Commercial	$59,317	12.8%	$79,964	14.6%	(25.8)%
Siding	37,063	11.7%	—	—%	100.0%
Windows	34,446	6.8%	—	—%	100.0%
Corporate	(35,266)	—	(25,463)	—%	(38.5)%
Total operating income	$95,560	7.4%	$54,501	9.9%	75.3%

	Nine Months Ended
	September 28, 2019		July 29, 2018
		% of Net Sales		% of Net Sales	% Change
Net Sales
Commercial	$1,370,152	37.6%	$1,426,943	100.0%	(4.0)%
Siding	840,601	23.1%	—	—%	100.0%
Windows	1,434,579	39.3%	—	—%	100.0%
Total net sales	$3,645,332	100.0%	$1,426,943	100.0%	155.5%

Gross Profit
Commercial	$332,711	24.3%	$329,401	23.1%	1.0%
Siding	208,826	24.8%	—	—%	100.0%
Windows	258,846	18.0%	—	—%	100.0%
Total gross profit	$800,383	22.0%	$329,401	23.1%	143.0%

Operating Income (Loss)
Commercial	$142,436	10.4%	$157,785	11.1%	(9.7)%
Siding	51,346	6.1%	—	—%	100.0%
Windows	62,039	4.3%	—	—%	100.0%
Corporate	(106,695)	—	(71,430)	—%	(49.4)%
Total operating income	$149,126	4.1%	$86,355	6.1%	72.7%